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                                                                         EX-99.2

(VERSO TECHNOLOGIES LOGO)


400 Galleria Parkway
Suite 300
Atlanta, GA  30339

MEDIA CONTACT:                               INVESTOR RELATIONS CONTACT:
Mary Frances Jones                           Jennifer L. Pepper
Director of Marketing                        Director of Investor Relations
Verso Technologies, Inc.                     Verso Technologies, Inc.
678-589-3575                                 678-589-3579
MaryFrances.Jones@verso.com                  Jennifer.Pepper@verso.com


                  VERSO COMPLETES ACQUISITION OF TELEMATE.NET

ATLANTA, Georgia (November 16, 2001)- Verso Technologies, Inc. (Nasdaq NMS:
VRSO), an integrated switching solutions company that is adapting the cost savings of IP networks to the unique requirements of voice, announced that its acquisition of Telemate.Net Software, Inc. (Nasdaq: TMNT), a provider of Internet access management and call accounting solutions, will be effective today at 4:30 p.m. ET. Verso and Telemate.Net shareholders approved the transaction at the companies' annual meetings of shareholders, which took place today in Atlanta, GA.

As a result of the merger, Telemate.Net shareholders are entitled to receive
2.62 shares of Verso common stock for each outstanding share of Telemate.Net that they hold. As of November 16, 2001, Telemate.Net had approximately 9.5 million shares of common stock outstanding. With the closing of the transaction, Verso will have a total of 76.5 million shares of common stock outstanding.

The acquisition of Telemate.Net will be accounted for as a purchase and, as a result, Verso's results of operations for the year ended December 31, 2001 will include Telemate.Net's results of operations from today's closing date through December 31, 2001. Verso expects that the revenue impact of the acquisition for the fourth quarter of 2001 will not be significant. Excluding the EBITDA (earnings before interest, taxes, depreciation and amortization) loss on the Telemate.Net operations, the company expects to be EBITDA breakeven in the fourth quarter of 2001. The expected fourth quarter EBITDA loss of between $150,000 and $250,000 on the Telemate.Net operations will include transitional expenses and the elimination of approximately $100,000 of Telemate.Net's revenue due to GAAP purchase accounting rules. The company expects that the stand-alone Telemate.Net operations will be EBITDA breakeven in the first quarter of 2002.


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At the closing, Telemate.Net's cash was approximately $4.5 million, after transaction costs and the $15 million investment used to fund Verso's acquisition of NACT Telecommunications, Inc. in July 2001. At closing, the combined company's cash will be approximately $8.0 million.

"The acquisition of Telemate.Net adds key next generation applications and application development competencies to our solutions portfolio," said Steve Odom, chairman and chief executive officer of Verso. "As we continue to add IP-based applications, equipment and services to our portfolio, I believe we're significantly enhancing our value to customers who want to migrate to next generation networks. By offering a unique, comprehensive solution, we can significantly enhance the speed, efficiency and manageability of our customers' networks."

ABOUT VERSO TECHNOLOGIES, INC.

Verso Technologies provides integrated switching solutions for communications service providers that want to develop IP-based services with PSTN scalability and quality of service. Verso's unique, end-to-end native SS7 capability enables customers to leverage their existing PSTN investments by ensuring carrier-to-carrier interoperability and rich billing features. Verso's complete VoIP migration solutions include state of the art hardware and software, OSS integration, the industry's most widely used applications and technical training and support. For more information about Verso Technologies, contact the company at www.verso.com or by calling 678.589.3500

FORWARD LOOKING STATEMENT

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the company cautions that statements in this release that are forward-looking statements represent management's belief and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes", "intends", "may", "should", "anticipates", "expected", "estimated", "projected" or comparable terminology, or by discussion of strategies or trends. Although the company believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in the company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.